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                                                                   Exhibit 23.02


           ACKNOWLEDGMENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
           ----------------------------------------------------------


     We acknowledge the incorporation by reference in the Registration Statement on Form S-3 filed with the Securities and Exchange Commission on November 17, 2000 (Registration No. 333-50170) (and the Prospectus Supplement to be filed on April 9, 2002) of our report dated November 12, 2001, which appears on page F-2 of the Quarterly Report on Form 10-QSB of Nanopierce Technologies, Inc. for the quarter ended September 30, 2001, and our report dated February 11, 2002, which appears on page F-2 of the Quarterly Report on Form 10-QSB of Nanopierce Technologies, Inc. for the quarter ended December 31, 2001.


/s/ GELFOND HOCHSTADT PANGBURN, P.C.


Denver, Colorado
April 8, 2002